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
                                               Three Months
                                              Ended March 31,                                Year ended December 31,
                                            ---------------------------------------------------------------------------------
                                              2001       2000         2000         1999        1998          1997        1996
MeriStar Hospitality
  Operating Partnership, LP
Ratio of Earnings to Fixed Charges
(unaudited)

Earnings:
  Income from continuing operations
    before minority interests               $ 14,961   $ (2,963)    $114,633     $116,291    $ 84,119     $ 21,290   $  3,815
  Fixed charges                               33,248     31,275      129,463      115,606      57,278       11,939     10,031
  Amortization of capitalized interest           183        127          681          488         152           23         12
                                            ---------------------------------------------------------------------------------
                                              48,392     28,439      244,777      232,385     141,549       33,252     13,858
Less:
  Capitalized interest                        (2,005)    (1,749)      (8,613)     (12,540)     (5,182)        (442)      (451)
                                            ---------------------------------------------------------------------------------
  Earnings                                  $ 46,387    $26,690     $238,164     $219,845    $136,367       32,810    $13,407
                                            =================================================================================
Fixed Charges:
  Interest expense                          $ 30,229   $ 28,760     $117,524    $ 100,337    $ 50,492     $ 10,576   $  9,550
  Capitalized Interest                         2,005      1,743        8,613       12,540       5,162          462        481
  Amortized premiums, discounts and
    capitalized expenses related to debt       1,014        772     $  3,326     $  2,729       1,624          901
                                            ---------------------------------------------------------------------------------
  Fixed Charges:                            $ 33,248     31,275     $129,463     $115,606    $ 57,278     $ 11,939   $ 10,031
                                            =================================================================================
Ratio of Earnings to Fixed Charges              1.4x       0.9x         1.8x         1.9x        2.4x         2.7x       1.3x

                                                                                                   Pro Forma
                                                                                                  (Unaudited)
                                                                                    ---------------------------------------
                                                                                     Three Months
                                                                                        Ended                 Year Ended
                                                                                       March 31,             December 31,
                                                                                          2001                   2000
                                                                                    -------------           ---------------

PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
(unaudited)

     EARNINGS
     Net income (loss) before extraordinary items                                        $ 45,463              $176,757
       Less minority interest in consolidated subsidiaries                                  1,767                 3,567
       Less income from equity investees                                                   (2,150)              (11,551)
     Fixed charges                                                                         80,982               312,718

     Add amortization of capitalized interest                                                 300                 1,200
     Add distributed income of investments in
     unconsolidated joint ventures                                                          1,565                25,358
     Deduct capitalized interest                                                             (651)               (3,557)
                                                                                         --------              --------
     Earnings                                                                            $127,276              $504,492
                                                                                         ========              ========
     FIXED CHARGES
     Interest expensed-includes amortization of
      discount, premium and capitalized expenses
      related to debt                                                                    $ 80,331              $309,161
     Capitalized interest                                                                     651                 3,557
                                                                                         --------              --------
     Total fixed charges                                                                 $ 80,982              $312,718
                                                                                         ========              ========
     Ratio of Earnings of Fixed Charges                                                       1.6x                  1.6x

ADJUSTED RATIO OF EARNINGS TO FIXED CHARGES
     Earnings from above                                                                 $127,276              $504,492
     Add reserve for sale of hotels                                                            --                63,000
                                                                                         --------              --------
     Adjusted earnings                                                                   $127,276              $567,492
                                                                                         ========              ========

     Adjusted Ratio of Earnings to Fixed Charges                                              1.6x                  1.8x
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